 Exhibit 10.17

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

6% CONVERTIBLE NOTE

$10,000	October 28, 2015

Subject to the terms and conditions of this Convertible Note, for value received, Adgero Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby promises to pay Dr. Roman Perez Soler (the “Investor”), his residence at [●], the principal sum of Ten Thousand Dollars ($10,000) (the "Principal Amount"), together with interest thereon accruing on and from the date hereof on the Balance at an annual rate equal to six percent (6%). Interest shall accrue daily and be calculated based on a 360-day year of twelve 30-day months, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. "Balance" means, at the applicable time, the sum of all then outstanding principal of this Convertible Note and all then accrued but unpaid interest.

This Convertible Note is issued by the Company to the Investor pursuant to that $10,000 payment made to the Company on October 28, 2015 (the “Issuance Date”).

The following is a statement of the rights of the Investor and the terms and conditions to which this Convertible Note is subject and to which the Investor, by acceptance of this Convertible Note, agrees:

1.
Payment. If this Convertible Note has not been previously converted (as provided in Section 6 hereof), then the Balance of this Convertible Note, and all other amounts accrued under this Convertible Note shall, on the Maturity Date, be payable in Company equity as described below. "Maturity Date" shall mean March 31, 2016. The amount of equity to be paid shall be calculated as follows: For each $0.62 appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the Issuance Date) of the Balance due to the Investor at the Maturity Date, the Investor shall receive one share of Company common stock, par value $0.00001 (the “Common Stock”), and one cashless warrant, exercisable for one (1) share of Common Stock, having an exercise price of $0.62, a redemption price of $1.55 and an expiration date five years from the Issuance Date (the “Cashless Warrant”). Apart from the terms described in the preceding sentence, all other terms and conditions of the Cashless Warrant will be substantially the same as the terms and conditions contemplated to be included in the warrants to be offered in the Qualified Financing (as defined below). No interest shall be payable other than as set forth in the preceding sentence. Unless the indebtedness outstanding under this Convertible Note is converted in accordance with Section 6 hereof, all payments on account of Principal Amount and interest shall be made as described herein.

2.
No Conversion at Option of the Investor, No Redemption or Prepayment. Prior to the Maturity Date, the Company may not redeem or otherwise prepay, in whole or in part, the unpaid principal amount of and accrued and unpaid interest on this Convertible Note. This Note shall not be convertible at the option of the Investor thereof.

3.
Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Convertible Note, the resolution of any controversy or claim arising out of or relating to this Convertible Note and the provision of notice shall be conducted pursuant to the terms of laws of the State of New York.

4.
Transfer and Exchange. The holder of this Convertible Note may, prior to the Maturity Date or the conversion in full of such Convertible Note in accordance with Section 6, surrender such Convertible Note at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange therefore another convertible note or securities for the same aggregate principal amount as the unpaid principal amount of the Convertible Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Convertible Note so surrendered. Each new Convertible Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Convertible Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company may elect not to permit a transfer of the Convertible Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be satisfactory to the Company.

5.
New Convertible Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Convertible Note, the Company will issue a new Convertible Note, for the same aggregate principal amount as the unpaid principal amount of the Convertible Note so lost, stolen, destroyed or mutilated, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Convertible Note so lost, stolen, destroyed or mutilated and dated as of the Issuance Date, in lieu of such lost, stolen, destroyed or mutilated Convertible Note, and in such event the Investor agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Convertible Note.

6.
Conversion of Convertible Note upon Close of the Qualified Financing.

a.
Mandatory Conversion of Convertible Note upon Close of the Qualified Financing. Immediately upon the closing of the Qualified Financing (as defined below) consummated on or prior to the Maturity Date, the entire Balance then outstanding under this Convertible Note shall be automatically converted into that number of units of the security or securities sold in the Qualified Financing as is equal to the Conversion Amount (as defined below) divided by the Equity Financing Purchase Price (as defined below). The Company shall deliver to Investor notice of the Qualified Financing prior to the closing of the Qualified Financing, notifying the Investor of the conversion to be effected, including (i) the Conversion Amount (calculated as of the anticipated date of the closing of the Equity Financing), (ii) the Equity Financing Purchase Price and (iii) the anticipated date of the closing of the Equity Financing. The date on which such conversion occurs is referred to herein as the “Conversion Date.”

(i) Qualified Financing Defined. For purposes of this Convertible Note, the term Qualified Financing shall mean the consummation of the Minimum Offering Amount transaction contemplated on Exhibit A attached hereto.

(ii) Equity Financing Purchase Price Defined. For purposes of this Convertible Note, the term Equity Financing Purchase Price shall mean an amount equal to the per unit purchase price paid by those investors participating in that investment round which caused the minimum offering amount of the Qualified Financing to be met.

(iii) Conversion Amount Defined. For purposes of this Convertible Note, the term Conversion Amount shall mean the Balance outstanding under this Convertible Note as of the date of closing of the Qualified Financing.

b.
Conversion Procedures. Promptly following the Conversion Date or, if applicable, the Maturity Date, the Investor shall deliver to the Company this Convertible Note (or, in lieu thereof, of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Convertible Note) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Investor), together with a statement of the name or names (with address) in which the certificate or certificates for units of the security or securities sold in the Qualified Financing should be issued. Promptly following the Conversion Date or the Maturity Date, as applicable, and the compliance by the Investor with the requirements of the immediately preceding sentence, the Company shall issue and deliver, or cause to be issued and delivered, to the Investor, registered in such name or names as the Investor may direct in writing, certificates representing the units of the security or securities sold in the Qualified Financing. The conversion shall be deemed to have been effected, as of the close of business on the Conversion Date or the Maturity Date, as applicable, and at such time, the rights of the Investor shall cease with respect to this Convertible Note, and the person or persons in whose name or names the units of the security or securities sold in the Qualified Financing into which this Convertible Note shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such units. No fractional shares of any of the units of the security or securities sold in the Qualified Financing will be issued in connection with any conversion hereunder. In lieu of fractional shares which would otherwise be issuable, Investor shall pay cash equal to the product of such fraction multiplied by the price per share of such other securities issuable to Investor upon such conversion.

7.
Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable cure period, the Investor may, upon written notice to the Company, make the entire Balance then outstanding under this Convertible Note immediately due and payable.

a.
Failure to Pay Principal, Interest or other Fees. The Company fails to pay when due the Balance of this Convertible Note in accordance herewith, and in any such case, such failure shall continue for a period of ten (10) days following the date upon which any such payment was due.

b.
Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and such proceeding is not dismissed or discharged within thirty (30) days of the filing thereof.

c.
Breach. Breach of Covenant. The Company breaches any obligation or any other term or condition of this Convertible Note in any material respect, and, in any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

8.
Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Convertible Note.

9.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Convertible Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of this Convertible Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONVERTIBLE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11.
Interpretation. In this Convertible Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Convertible Note and (iii) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation". All references in this Convertible Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference. All references to dollars or "$" shall refer to United States dollars or U.S. “$”.

12.
Transfer of Rights. In the event that Investor is deceased or otherwise incapacitated at the time of the Qualified Financing Conversion, his rights under this Convertible Note shall be transferred to his estate or legal trustee as the case may be.

13.
Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or four (4) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to:

If to Company, to:

Adgero Biopharmaceuticals, Inc.
Attn: Frank G. Pilkiewicz, Chief Executive Officer
301 N. Harrison St., Suite 9F #459
Princeton, NJ 08540
Facsimile: (609) 936-1341

 If to the Investor, to:

Name: Dr. Roman Perez Soler
Address (Number & Street): [●]
Address (City, State & Zip Code): [●]
Facsimile:

Notices may be sent to such other address as the Company or Investor may designate by advance written notice to the other parties hereto. For purposes of this Section 12, a “business day” means a weekday on which banks are open for general banking business in New York City, New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date Payment above written.

ADGERO BIOPHARMACEUTICALS, INC.

By:/S/ Frank Pilkiewicz
Name: Frank Pilkiewicz
Title: CEO

INVESTOR

By:/S/Roman Perez Soler
Name: Roman Perez Soler

Exhibit A

SCHEDULE A
SUMMARY OF TERMS OF NEWCO OFFERING OF UNITS COMPRISED OF COMMON
SHARES AND WARRANTS (THE “PPO”)

Offeror	A newly formed corporation (“Newco”)
Placement Agent	SternAegis Ventures through Aegis Capital Corp. (“Placement Agent”)
Description of Securities Offered	Units comprised of one share of Common Stock and one five-year Investor Warrant
Offering Amount	Minimum Amount: $ 3,000,000 Maximum Amount: $ 7,500,000 Overallotment: up to $ 7,500,000
Offering Period
The Units will be offered through a date which is 45 days from the date of the Private Placement Memorandum (the “PPM”) utilized in the Offering, which period may be extended by the Placement Agent, the Company, and Newco, in their joint discretion, to a date not later than 90 days from the date of the PPM (such date, the “Termination Date”). Newco may hold a Closing at any time after subscriptions for the Minimum Amount have been received and accepted and after other conditions to closing have been satisfied.

Investor Warrant Terms	Five-year term, exercisable for one share of Common Stock at $5.00 per share
Price per Unit	$5.00
Minimum Investment Amount	$250,000, provided that a lower subscription Amount may be accepted at the discretion of Newco, the Company, and the Placement Agent

Number of Newco Common SharesIssuable to the Company’s securities holders	2,000,000
Pro-Forma Number of Newco Common Shares Outstanding Before Offering	1,000,000
Number of Newco Common Shares Issued to Investors in the Offering (without giving effect to Investor and PA Warrants), at Maximum Amount	1,500,000
Pro-Forma Capitalization of Newco following Offering (without giving effect to Investor, Merger, and Placement Agent Warrants)	4,500,000
Use of Proceeds	To be determined between the Company and the Placement Agent.
Placement Agent Compensation
At each closing, the Placement Agent will receive (i) a cash commission of 10% of the aggregate purchase price of the Units sold at such closing and, at final closing, (ii) five year warrants, issuable to designees of the Placement Agent, to purchase 10% of the shares of Common Stock included in the Units sold at such closing and underlying warrants in the Units sold at such closing, at an exercise price of $5.00. The warrants issuable to the Placement Agent’s designees will be exercisable on a “cashless” basis. In addition, at each closing the Placement Agent shall be entitled to receive a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Units sold at such closing

Offering Commencement	As soon as practicable following agreement as to a definitive Placement Agency Agreement and the preparation of appropriate offering documentation, including but not limited to the PPM.
Escrow
All subscription payments received will be held in a non-interest bearing escrow account maintained by Signature Bank, N.A., New York, New York. If the Minimum Amount is not closed on by the Termination Date, none of the Units will be sold and all investor funds will be returned in full and without offset or interest thereon to investors